Exhibit 1.01

First Data Corporation

Conflict Minerals Report

2016

This Conflict Minerals Report of First Data Corporation (“First Data”, “we” “our” or “the company”)  has been prepared in accordance with Rule 13p-1 and Form SD (the Rule) promulgated under the Securities Exchange Act of 1934 for the reporting period January 1, 2016 through December 31, 2016.

Background

In 2010, the Dodd Frank Wall Street Reform and Consumer Protection Act (the Act) was enacted, predominately focused on financial regulatory reform.  Section 1502 of the Act specifically relates to Conflict Minerals, as implemented in accordance with Rule 13p-1 under the Securities and Exchange Act of 1934, and as promulgated by the Securities and Exchange Commission (SEC).  The Rule requires SEC registrants to make annual disclosures each calendar year, where Conflict Minerals are necessary to the functionality or production of a product manufactured by the SEC registrant, including if the products are contracted by the registrant to be manufactured on their behalf by suppliers or other third-parties.  Conflict Minerals covered by the Rule consist of gold, columboite-tantalite (coltan), cassiterite, and wolframite, including their derivatives consisting of tin, tungsten, and tantalum (collectively, Conflict Minerals).

Where the registrant determines that Conflict Minerals are necessary to the functionality or production of the product, the registrant is required to file Form SD with the SEC for the reporting calendar year, after conducting a good faith review, which includes a reasonable country of origin inquiry (RCOI).  The RCOI is reasonably designed to determine whether any Conflict Minerals originated in the Democratic Republic of Congo (DRC) or other adjoining countries as described within the Rule, (i.e. the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola) (collectively, Covered Countries) and not from recycled or scrap sources.  These countries have been identified as higher risk regions where armed groups engage in mining operations, committing human rights abuses of indigenous workers, and using the proceeds of Conflict Minerals mining to perpetuate conflict.  Industry associations including, the Organization for Economic Co-operation and Development (OECD), the Electronic Industry Citizenship Coalition (EICC) an the Global e-Sustainability Initiative (GeSI) promote programs and global awareness to address Conflict Minerals risks.

First Data has performed a good faith Country of Origin Inquiry and continues to work closely with our suppliers to meet industry standards on responsible mineral sourcing.  Based upon this review, certain surveyed suppliers have reported limitations in their ability to map the entirety of their supply-chains with regard to the origin and chain of custody of Conflict Minerals necessary for the functionality or production of our products in all circumstances.  The following is a summary of the RCOI.  This Report is not audited, nor is an independent private sector audit required for this Report under current SEC guidance.

1.                 Company Overview

First Data is a global provider of electronic commerce and payment solutions for merchants, financial institutions, and card issuers. We offer clients a complete array of integrated solutions, covering needs across next-generation commerce technologies, merchant acquiring, issuing, and network solutions. The company operates through three primary business segments: Global Business Solutions (GBS), Global Financial Solutions (GFS) and Network & Security Solutions (NSS).

•                  GBS — provides retail point-of-sale (POS) merchant acquiring and eCommerce services and well as next generation offerings such as mobile payment services, webstore-in-a-box solutions, and our Clover point-of-sale operating system.

•                  GFS — provides credit solutions for bank and non-bank issuers.  These include credit and retail private-label card processing within the U.S. and international markets.  GFS also provides financial clients with a suite of related services including card personalization and embossing, statement printing, remittance processing and other client services.

•                  NSS — provides a wide range of solutions to clients in both GBS and GFS business segments, and other enterprise clients.  Solutions include, electronic funds transfer (EFT), network solutions, such as STAR Networks debit processing solutions, and stored value network solutions, such as Money Network, ValueLink, Gyft, Transaction Wireless, and other products related to security and fraud protection solutions.

With respect to First Data’s products that contain Conflict Minerals, we are multiple sub-suppliers removed from the originating source of the Conflict Minerals, which are obtained by our direct suppliers’ through their downstream supply-chains.  These supply-chains may include additional intermediary suppliers and/or distributors, smelters, refiners or mines.  First Data does not directly purchase Conflict Minerals from these underlying sources.  However, based upon an RCOI review, we have determined that we contract to manufacture point-of-sale devices, and payment cards, including EMV chip enabled payment cards (collectively, “Covered Products”) that contain, or likely contain Conflict Minerals, and that such Conflict Minerals contained within those products are necessary for the functionality or production of the Covered Products.

2.                 Reasonable Country of Origin Inquiry

In accordance with the Rules, we conducted a good faith RCOI regarding the use of Conflict Minerals that was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries, and whether any of the Conflict Minerals may be from recycled or scrap sources. To conduct the RCOI, we: (1) identified product categories and parts in those categories that may contain Conflict Minerals; (2) identified our direct suppliers who manufactured or supplied those products or parts; (3) reviewed supplier information with our internal sourcing team; and (4) contacted each supplier and requested information on: (i) the Conflict Minerals that may be contained within the products and (ii) the source of the Conflict Minerals, including smelter/refinery information.

First Data does not have a direct relationship with downstream smelters and/or refiners within our direct suppliers’ supply-chain.  Accordingly, we rely on our direct suppliers to complete the Electronic Industry Citizenship Coalition Global e-Sustainability Initiative (EICC-GeSI) Conflict Minerals Reporting Template (CMRT). Based upon the structure of our supply-chain and the lack of direct access to sub-tier suppliers, we rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in products or parts purchased from them by conducting a supply-chain survey using the CMRT.

We received responses from most, but not all suppliers.  Additionally, some supplier responses were incomplete, or the supplier was unable to obtain all necessary information from their downstream suppliers in order to verify the origin of Conflict Minerals.  In such instances, Frist Data communicated to these suppliers seeking additional information and requested that they use best efforts in obtaining information from downstream suppliers.  We continue to work with our suppliers to improve the quality and thoroughness of information received from survey responses.

In cases where our suppliers have not adequately confirmed or identified the source or origin of Conflict Minerals in our Covered Products, it is possible that such Conflict Minerals may have originated in Covered Countries and are not from scrap or recycled sources.

3.                 Due Diligence

First Data’s due diligence framework is based upon OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.  Generally, the framework is comprised of the following elements: 1) Management System/Process; 2) Identification and Assessment of Supply Chain Risks; 3) Process in Working with Suppliers to address Identified Risks; 4) Leveraging Available Industry Information on Independent Third-Party Audits of Smelter and Refiner’s Due Diligence Practices and 5) Coordination with Suppliers to Improve Conflict Mineral Practices.

6.             Additional Risk Factors

The statements above are based on First Data’s RCOI performed in good faith. These statements are based on information collected by suppliers and other related third parties that may have been collected by the supplier(s) as part of the RCOI review.  As a result, a number of factors may impact or otherwise affect First Data’s Conflict Minerals reporting.

These factors include, but are not limited to, incomplete supplier data, incomplete smelter data, errors or omissions by suppliers in responding to Conflict Minerals informational survey requests, suppliers or smelters within a direct supplier’s supply-chain that that have failed to provide information or have provided incomplete information, errors or omissions by smelters, errors in publicly available data, oversights or errors in conflict free smelter audits, DRC sourced materials being declared secondary materials, illegally tagged DRC conflict minerals being introduced into the supply-chain, companies no longer in a business relationship with First Data who have not provided Conflict Minerals information, certification programs not being equally advanced for all industry segments and metals, and smuggling of DRC conflict minerals to countries beyond the scope of Covered Countries.

List of Smelters or Refiners (SOR)

Annex I below provides the listing of SORs used to process Conflict Minerals contained in this Report and the corresponding SOR country location.  The SORs identified in Annex I was obtained from the publically available CFSP website, and is based upon information used by the CFSI in reviewing SORs.

Annex II is a listing of the Country of Origin for the Conflict Minerals.

Annex I

Metal	Smelter Name	Smelter Country
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	AURA-II	UNITED STATES
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	FAGGI ENRICO SPA	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Gujarat Gold Centre	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA

Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA

Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co Ltd	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Duoluoshan	CHINA
Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES

Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Power Resources Ltd.	MACEDONIA, REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA
Tantalum	ULBA Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chengfeng Metals Co Pte Ltd	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Rare Metal Materials Company	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	China Yunnan Tin Co Ltd.	CHINA

Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cooper Santa	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Funsur Smelter	PERU
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo Chimique	BELGIUM
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	OMSA	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA

Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgica	BRAZIL
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES

Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Annex II

AUSTRALIA
AUSTRIA
BELGIUM
BOLIVIA
BRAZIL
CANADA
CHINA
CZECH REPUBLIC
ESTONIA
FRANCE
GERMANY
INDIA
INDONESIA
ITALY
JAPAN
KAZAKHSTAN
KOREA, REPUBLIC OF
KYRGYZSTAN
MACEDONIA, REPUBLIC OF
MALAYSIA
MEXICO
NETHERLANDS
NEW ZEALAND
PERU
PHILIPPINES
POLAND
RUSSIAN FEDERATION
RWANDA
SAUDI ARABIA
SINGAPORE
SOUTH AFRICA
SPAIN
SUDAN
SWEDEN
SWITZERLAND
TAIWAN
THAILAND
TURKEY
UNITED ARAB EMIRATES
UNITED STATES
UZBEKISTAN
VIET NAM

ZAMBIA
ZIMBABWE